Exhibit 99.3

Hulu Live Business

US GAAP Combined Financial Statements

With Report of Independent Auditors

Fiscal Years Ended September 27, 2025, September 28, 2024 and September 30, 2023

Hulu Live Business

Combined Financial Statements

Report of Independent Registered Public Accounting Firm

To the Management and Shareholder of the Hulu Live Business

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of the Hulu Live Business (the “Business”) as of September 27, 2025, September 28, 2024 and September 30, 2023, and the related combined statements of operations, of comprehensive loss, of changes in net parent investment and of cash flows for the years then ended, including the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Business as of September 27, 2025, September 28, 2024 and September 30, 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Business’s management. Our responsibility is to express an opinion on the Business’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Business in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these combined financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the combined financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Programming Costs

As described in Notes 1, 2, 3 and 5 to the combined financial statements, the Business’s operations primarily include the negotiation and administration of programming agreements for live TV content. The Business’s most significant costs are its programming costs which are presented within costs of revenue and recorded as an expense as the content is aired. Total programming costs incurred by the Business for the year ended September 27, 2025 were $4.4 billion.

The principal consideration for our determination that performing procedures relating to programming costs is a critical audit matter is a high degree of auditor effort in performing procedures related to the recognition of programming costs.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the combined financial statements. These procedures included, among others, testing programming costs recognized for a sample of programming cost transactions by obtaining and inspecting source documents, such as third-party contracts and affiliate distribution rights computations and performing recalculations of programming costs incurred in order to evaluate the reasonableness of amounts recorded by management.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 23, 2025

We have served as the Business’s auditor since 2025.

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Hulu Live Business

Combined Statements of Operations

	Period Ended September 27, 2025	Period Ended September 28, 2024	Period Ended September 30, 2023
	($ In Thousands)

Revenues:
Related party revenue	$4,401,139	$4,208,655	$3,837,718
Other revenue	11,843	10,975	7,901
Total revenues	4,412,982	4,219,630	3,845,619

Costs and expenses
Related party costs of revenue	(2,194,016)	(2,368,772)	(2,173,681)
Third party costs of revenue	(2,207,123)	(1,839,883)	(1,664,037)
Selling, general and administrative	(168,126)	(170,028)	(180,221)
Total costs and expenses	(4,569,265)	(4,378,683)	(4,017,939)

Operating loss	(156,283)	(159,053)	(172,320)

Net loss	$(156,283)	$(159,053)	$(172,320)
Net loss per unit	(0.16)	(0.17)	(0.18)
Weighted average number of units outstanding	947,910	947,910	947,910

See accompanying notes.

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Hulu Live Business

Combined Statements of Comprehensive Loss

	Period Ended September 27, 2025	Period Ended September 28, 2024	Period Ended September 30, 2023
	($ In Thousands)
Net loss	$(156,283)	$(159,053)	$(172,320)

Total comprehensive loss	$(156,283)	$(159,053)	$(172,320)

See accompanying notes.

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Hulu Live Business

Combined Balance Sheets

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Assets
Current assets:
Accounts receivable and other	$6,655	$4,660	$2,013

Goodwill	1,296,000	1,296,000	1,296,000
Total assets	$1,302,655	$1,300,660	$1,298,013

Liabilities and Equity
Current liabilities:
Third party accounts payable and accrued liabilities	$370,933	$216,303	$202,333
Related party accounts payable and accrued liabilities	16,396	179,105	171,591
Total liabilities	387,329	395,408	373,924

Commitments and contingencies (Note 2)

Equity
Net Parent investment	915,326	905,252	924,089
Total liabilities and equity	$1,302,655	$1,300,660	$1,298,013

See accompanying notes.

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Hulu Live Business

Combined Statements of Cash Flows

	Period Ended	Period Ended	Period Ended
	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Operating activities
Net loss	$(156,283)	$(159,053)	$(172,320)
Adjustments to reconcile net loss to net cash provided by operating activities:

Change in operating assets and liabilities:
Accounts receivable and other	(1,995)	(2,647)	(1,307)
Third party accounts payable and accrued liabilities	154,630	13,970	50,683
Related party accounts payable and accrued liabilities	(162,709)	7,514	27,365
Net cash used in operating activities	(166,357)	(140,216)	(95,579)

Financing activities
Net contributions from Parent	166,357	140,216	95,579
Net cash provided by financing activities	166,357	140,216	95,579

Net (decrease) increase in cash and cash equivalents	-	-	-
Cash and cash equivalents at beginning of year	-	-	-
Cash and cash equivalents at end of year	$-	$-	$-

See accompanying notes.

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Hulu Live Business

Combined Statements of Changes in Net Parent Investment

Net Parent Investment
($ In Thousands)
Balance at October 1, 2022	$1,000,830
Net loss	(172,320)
Net contribution from Parent	95,579
Balance at September 30, 2023	924,089
Net loss	(159,053)
Net contribution from Parent	140,216
Balance at September 28, 2024	905,252
Net loss	(156,283)
Net contribution from Parent	166,357
Balance at September 27, 2025	$915,326

See accompanying notes.

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Hulu Live Business

Notes to Combined Financial Statements

1. Description of Business

The Hulu Live Business (“we”, “us”, “our”, or the “Business”) consists of acquiring live TV content and licensing such content to Hulu, LLC (“Hulu”) for a fee to distribute via a digital multichannel video programming distributor (“DMVPD”) service currently branded as “Hulu + Live TV” (the “HL DMVPD Service”). Accordingly, the Business’s operations primarily include the negotiation and administration of programming agreements for live TV content. The Business’s acquired live TV content includes 90+ sports, news, entertainment and kids’ channels, which include the four major broadcast networks, ABC, CBS, FOX, and NBC.

The Business has historically operated as part of Hulu, which is controlled and consolidated by The Walt Disney Company (“Disney” or “Parent”) (Disney and its subsidiaries through which businesses are conducted, including Hulu, are collectively referred to as the “Disney Entities”). Historically, Hulu’s business included, among other things, acquiring live TV content, operating the HL DMVPD Service, developing and acquiring non-live sports and entertainment content and distributing such content directly to Hulu’s customers through its subscription video-on-demand (“SVOD”) direct-to-consumer service. The distribution of the Hulu + Live TV content on the Hulu platform, including the related subscription revenue, as well as the development, acquisition and distribution of non-live and live TV content in connection with Hulu’s SVOD direct-to-consumer service (and any premium add-on services thereto) is outside of the operations of the Business.

The Business’s General Manager is determined to be the Chief Operating Decision Maker (“CODM”). The CODM reviews net profit (loss) to assess performance and make decisions for resource allocation. The only significant expenses were those shown in the Combined Statements of Operations. The Business operates as a single operating segment.

Acquisition of NBCU Interest

In the 2024 and 2023 fiscal years, Hulu was 67% owned by Disney and 33% owned by NBC Universal (“NBCU”). On June 27, 2025, Disney completed the acquisition of NBCU’s 33% interest in Hulu, giving Disney 100% ownership of Hulu. Subsequent to the closing of such acquisition, on June 28, 2025, Hulu’s U.S. income tax classification changed.

Our Combined Financial Statements include certain transactions with NBCU that are disclosed as related party transactions for the periods prior to Disney’s acquisition of NBCU’s interest in Hulu. On June 27, 2025, NBCU ceased to be a related party to the Business and, accordingly, transactions or balances with NBCU which occurred after June 26, 2025, have been reported as third party transactions. Further, our Combined Financial Statements do not present income tax for the periods in which Hulu was a non-taxable partnership. For periods after June 27, 2025, the Business’s income tax provision has been reflected on a separate return basis.

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Hulu Live Business

Notes to Combined Financial Statements

Business Combination with FuboTV Inc.

On October 29, 2025 (the “Closing Date”), Disney, Hulu and FuboTV Inc. (“Fubo”), a publicly traded company that principally operates a DMVPD, completed their previously announced combination of the Hulu Live Business with Fubo’s business.

In connection with the consummation of the business combination of the Hulu Live Business with Fubo, (i) Hulu contributed the Business to a newly formed entity, Hulu Live LLC, (ii) Hulu contributed Hulu Live LLC, and thus the Business, to a newly formed entity, Fubo Operations LLC (“Newco”), (iii) Fubo underwent an “Up-C” reorganization and contributed its business to Newco in exchange for units in Newco (“Newco Units”) such that, after giving effect to such contribution, Hulu holds a number of Newco Units representing, in the aggregate, a 70% economic interest in Newco (calculated on a fully-diluted basis) and Fubo holds a number of Newco Units representing, in the aggregate, a 30% economic interest in Newco (calculated on a fully-diluted basis), and (iv) Fubo issued to Hulu shares of a newly created vote-only class of Fubo’s common stock representing, in the aggregate, a 70% voting interest in Fubo (calculated on a fully-diluted basis) (collectively, the “Fubo Transactions”). Immediately following the consummation of the Fubo Transactions, Newco became a consolidated subsidiary of Fubo, with the Fubo DMVPD service and the Hulu Live Business operating as separate businesses. Fubo is majority owned and controlled (70% interest (calculated on a fully-diluted basis)) directly by Hulu and consolidated by Disney as the parent of Hulu.

On the Closing Date, Newco issued 948 million Newco Units to Hulu LLC in exchange for Hulu Live LLC and the Business’s Net Parent Investment was converted to unitholders’ equity. There are no additional potentially dilutive shares outstanding.

2. Basis of Presentation

The Business has historically existed and functioned as part of the consolidated businesses of the Disney Entities. For purposes of presenting the historical performance of the Business on a standalone basis, combined carve-out historical statements of operations, balance sheets and cash flows (collectively, the “Combined Financial Statements”) have been prepared. The Combined Financial Statements present certain assets and liabilities that have historically been held by Hulu but are specifically identifiable or otherwise attributable to the Business. The Combined Financial Statements present the Business as it was historically managed and operated by the Disney Entities. The Combined Financial Statements have been derived from the consolidated financial statements and accounting records of the Disney Entities for the periods presented. The Combined Financial Statements have been prepared in accordance with SEC Staff Accounting Bulletin (SAB) Topic 1-B, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity and accounting principles generally accepted in the United States (“US GAAP”).

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Hulu Live Business

Notes to Combined Financial Statements

Management believes the assumptions underlying the Combined Financial Statements, including the assumptions regarding allocating general corporate expenses, are reasonable. However, the Combined Financial Statements may not include all of the actual expenses that would have been incurred by the Business (and may not reflect the combined results of operations, financial position, and cash flows thereof) had the Business operated independently of the Disney Entities in the periods presented. Actual costs that would have been incurred if the Business had operated as a standalone independent entity would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including marketing, technology, finance, and other general and administrative costs, that could differ from the allocated expenses presented herein. Accordingly, the Business is unable to quantify the amounts that it would have recorded during the historical periods on a standalone basis.

Principal assumptions underlying the Combined Financial Statements include:

●	The Combined Statements of Operations and the Combined Statements of Comprehensive Loss include all revenues and costs directly attributable to the Business as well as an allocation of expenses for certain support functions that were provided on a centralized basis by the Disney Entities and not historically recorded at the business-unit level, such as marketing and general and administrative expenses, including employee salary and benefit-related expenses, charges for use of shared assets and other expenses related to corporate functions that provide support to the Business. These costs were allocated to the Business using methodologies that management believes are appropriate and reasonable, such as the relative percentage of revenue of the Business to the total revenue of Disney or Hulu, as applicable. The Business’s most significant costs are its programming costs which are specifically attributed to the Business.
●	The Combined Financial Statements include certain assets and liabilities that have historically been held by the Disney Entities but are specifically identifiable or otherwise attributable to the Business. The assets and liabilities in the Combined Financial Statements have been reflected on a historical cost basis of the Disney Entities.
●	Prior to the Closing Date, our cash was managed centrally by the Disney Entities and, as such, cash management decisions by the Disney Entities had an impact on the Combined Financial Statements. The cash and cash equivalents held by the Disney Entities during the periods presented are not specifically identifiable to us and, therefore, have not been reflected in the Combined Financial Statements. Accordingly, no cash has been attributed to the Combined Financial Statements. Transfers of cash both to and from the Disney Entities are included as components of Net Parent investment.
●	Net Parent investment in the Combined Statements of Changes in Net Parent Investment and the Combined Balance Sheets represents the accumulation of the Business’s net loss over time and the net effect of transactions with and allocations from the Disney Entities.
●	Receivables and payables related to transactions between the Disney Entities and the Business are considered immediately forgiven and therefore reflected as equity transactions. The net effect of the settlement of transactions with the Disney Entities is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as “Net Parent investment.” Refer to Note 5—Related Party Transactions for additional information.

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Hulu Live Business

Notes to Combined Financial Statements

●	There were no material commitments or contingencies as of September 27, 2025, September 28, 2024 or September 30, 2023 or through the date that these Combined Financial Statements are available to be issued.

Reporting Period

The Business’s fiscal year ends on the Saturday closest to September 30 and consists of 52 weeks with the exception that approximately every six years, the Business has a 53-week year. When a 53-week year occurs, the Business reports the additional week in the fourth quarter. Fiscal years 2025, 2024 and 2023 were 52-week years.

Liquidity and Capital Resources

As a result of our participation in Disney’s cash management arrangement prior to the Closing Date, we did not hold our own cash and did not have access to any of Disney’s credit facilities as a source of additional liquidity. Accordingly, these circumstances resulted in a historical net working capital deficit (i.e., total current liabilities in excess of total current assets) at the end of certain reporting periods.

To address potential future liquidity risk, the Business has obtained a letter of support from Disney. Disney has committed that it will provide assistance to the Business to enable the Business to continue its operations and fulfill its obligations for the 12 month period following the issuance of the Combined Financial Statements. Management believes that the financial support from Disney will provide sufficient liquidity to meet the Business’s projected obligations for at least twelve months from December 23, 2025, the date these Combined Financial Statements were issued.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the corresponding reporting period. Actual results could differ from those estimates.

10

Hulu Live Business

Notes to Combined Financial Statements

Revenue Recognition

The Business’s primary source of revenue relates to its programming agreements with Hulu for which it earns a wholesale fee equal to the Business’s fixed per subscriber programming fees to acquire the live TV content (see Costs of Revenue below). The wholesale fee is recognized as revenue as the live TV content is provided to Hulu to provide to its customers.

Revenue from third parties was less than 0.5% of the Business’s revenue for each of the 2025, 2024 and 2023 fiscal years. The Business’s revenues are therefore subject to significant concentration risk.

Costs of Revenue

Costs of revenue primarily consist of programming costs, which are acquired live TV content rights for which the Business pays a fixed per subscriber programming fee to the content licensor. These fees are recorded as an expense as the content is aired.

Marketing Costs

Marketing costs include general brand marketing and media costs, which includes an allocation of costs from Hulu associated with payroll and related expenses for Hulu personnel involved in marketing, as well as agency fees related to marketing the Hulu brand. The Business expenses marketing costs as incurred. Refer to Note 5—Related Party Transactions for additional information.

Net Loss per Unit

Due to the change in the Business’s capital structure that occurred after September 27, 2025, as described in Note 1—Description of Business—Business Combination with FuboTV Inc., the Business presents basic net loss per unit retrospectively based on the number of Newco Units issued to Hulu LLC on the Closing Date.

Income Taxes

The tax provision computation is based on the separate return method. The Business is a component business of Hulu, which was a non-taxable partnership in the United States through June 27, 2025, when Disney acquired NBCU’s 33% interest in Hulu. Hulu’s partnership status was terminated as a result of the acquisition for U.S. tax purposes on June 28, 2025. Consequently, income tax (tax expense, tax payable, or deferred tax) for the Combined Financial Statements was not presented for periods before June 28, 2025.

11

Hulu Live Business

Notes to Combined Financial Statements

Accounts Receivable and Other

Accounts receivable and other primarily represent third party receivables from customers. It was determined that no allowance for credit losses is necessary for the periods presented. The following table summarizes the classification of accounts receivable and other in the Combined Balance Sheets:

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Accounts receivable	$6,461	$4,466	$1,819
Prepaid expenses	194	194	194
Accounts receivable and other	$6,655	$4,660	$2,013

Goodwill

The Business is required to test goodwill for impairment on an annual basis and, if current events or circumstances require, on an interim basis. The Business performs its annual test of goodwill for impairment in its fiscal fourth quarter. In preparing the Combined Financial Statements, the Business’s goodwill was evaluated for potential impairment on a standalone basis.

Goodwill is allocated to reporting units, which are an operating segment or one level below the operating segment. The Business was determined to be a single reporting unit.

To test goodwill for impairment, the Business performs a qualitative assessment to determine if it is more likely than not that the carrying amount of its reporting unit exceeds its fair value. If it is, a quantitative assessment is required. Alternatively, the Business may bypass the qualitative assessment and perform a quantitative test.

The qualitative assessment requires the consideration of factors such as recent market transactions, macroeconomic and industry specific conditions, and changes in projected reporting unit future cash flows.

The quantitative assessment compares the fair value of the reporting unit to its carrying amount, and, to the extent the carrying amount exceeds the fair value, an impairment of goodwill is recognized for the excess up to the total amount of goodwill.

Management performed a qualitative goodwill impairment assessment for the 2025, 2024 and 2023 fiscal years and, based on the review performed, no impairment charges were recorded to goodwill.

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Hulu Live Business

Notes to Combined Financial Statements

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities represent amounts owed by the Business for specific, identifiable obligations related to programming costs, where each payable is tracked individually based on contractual terms. These liabilities are recognized when the related programming is received and settled as payments are made, which generally occurs on a monthly basis.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we expect would materially impact the Business.

4. Income Taxes

For the periods after June 27, 2025, the Business’s income tax provision has been reflected on a separate return basis.

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Loss before Income Taxes
Domestic	$(156,283)	$(159,053)	$(172,320)

	September 27, 2025	September 28, 2024	September 30, 2023
Federal Income Tax (1)	5.21%	0%	0%
State Tax (net of valuation allowance)	0%	0%	0%
Change in Tax Status	120.24%	0%	0%
Valuation Allowance	-125.45%	0%	0%
Effective Tax Rate	0%	0%	0%

(1) Hulu was a non-taxable partnership for U.S. tax purposes through June 27, 2025. The federal income tax rate reflects the statutory tax rate applied to the pretax income of the Hulu Live Business.

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Hulu Live Business

Notes to Combined Financial Statements

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Components of Deferred Tax Assets and (Liabilities)
Deferred Tax Assets
Goodwill	$206,959	$0	$0
Tax Loss Carryforwards	13,850	0	0
Total Deferred Tax Assets	220,809	0	0
Deferred Tax Liabilities
Other	(46)	0	0
Total Deferred Tax Liabilities	(46)	0	0
Net Deferred Tax Before VA	220,763	0	0
Valuation Allowance	(220,763)	0	0
Net Deferred Tax Asset	$0	$0	$0

5. Related Party Transactions

We have not historically operated as a standalone business and have various relationships with the Disney Entities whereby they provide us with significant corporate, infrastructure and shared services.

As described in Note 2—Basis of Presentation, costs and expenses related to services provided by the Disney Entities on a centralized basis are attributed to us based on our direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure, such as the relative percentage of revenue of the Business to the total revenue of Disney or Hulu, to estimate our usage of the related centralized services.

The following table summarizes the classification of allocated shared costs in Selling, general and administrative in the Combined Statements of Operations for the fiscal years ended September 27, 2025, September 28, 2024 and September 30, 2023, respectively.

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Marketing costs	$6,892	$13,106	$13,101
General and administrative	161,234	156,922	167,120
Total	$168,126	$170,028	$180,221

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Hulu Live Business

Notes to Combined Financial Statements

Management considers the allocation methodologies used to be reasonable, such that the allocations appropriately reflect the various Disney Entities’ historical expenses attributable to the Business for purposes of the Combined Financial Statements. The amounts that would have been, or will be, incurred on a standalone basis could materially differ from those historical allocated amounts due to a number of factors, including the chosen organization structure, whether functions were outsourced or performed by our employees and strategic decisions made in areas such as information technology, infrastructure and shared services. Management does not believe that it is practicable to estimate what those expenses would have been had we operated as an independent entity, including any expenses associated with obtaining the services from unaffiliated entities. The costs and expenses allocated to our combined statements of income for services provided by the Disney Entities are reported within Net Parent investment as a component of equity in our combined balance sheets.

Programming Costs

The Business acquires the majority of its live TV programming from the Disney Entities, including entities that Disney consolidates and has significant influence over. In addition, the Business acquires a portion of its live TV programming from NBCU. Prior to June 27, 2025, Hulu was 33% owned by NBCU. Therefore, transactions with NBCU for the 2023 and 2024 fiscal years and for periods in fiscal year 2025 prior to June 27, 2025 are presented as related party transactions. Transactions with NBCU that occurred on or after June 27, 2025 are no longer related party transactions and are presented as third party costs.

The costs to acquire live TV programming from these related parties are included in Costs of revenues in the Combined Statements of Operations as follows:

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Disney	$1,508,478	$1,396,960	$1,279,668
NBCU (1)	685,538	971,812	894,013
Total related party programming costs	$2,194,016	$2,368,772	$2,173,681

Total programming costs	$4,401,139	$4,208,655	$3,837,718

(1)	Only programming costs incurred prior to June 27, 2025 are considered related party transactions with NBCU

15

Hulu Live Business

Notes to Combined Financial Statements

Accounts Payable and Accrued Liabilities

Related party accounts payable in the Combined Balance Sheets are as follows:

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Disney	$10,260	$10,296	$9,629
NBCU (1)	-	80,236	73,507
Total	$10,260	$90,532	$83,136

(1)	As NBCU was no longer a related party as of September 27, 2025, related balances are presented as third party balances and no related party balances are presented in this table as of September 27, 2025

Related party accrued liabilities in the Combined Balance Sheets are as follows:

	September 27, 2025	September 28, 2024	September 30, 2023
	($ In Thousands)
Disney	$6,136	$10,070	$10,272
NBCU (1)	-	78,503	78,183
Total	$6,136	$88,573	$88,455

(1)	As NBCU was no longer a related party as of September 27, 2025, related balances are presented as third party balances and no related party balances are presented in this table as of September 27, 2025

Cash Management and Financing

Prior to the Closing Date, the Business’s Treasury function was maintained by Disney. Accordingly, no cash, cash equivalents, or marketable securities have been attributed to the Combined Financial Statements. Prior to the Closing Date, Disney utilized a centralized approach to cash management and the financing of its operations. Under this centralized cash management approach, Disney provided funds to the Business.

Cash transfers from Disney related to services provided by the Disney Entities were $166,357 thousand, $140,216 thousand and $95,579 thousand for the years ended September 27, 2025, September 28, 2024 and September 30, 2023, respectively. Net contributions from Disney are included within Net Parent investment in the Combined Statements of Changes in Net Parent Investment.

6.	Subsequent Events

Refer to Note 1—Description of Business—Business Combination with FuboTV Inc., for a description of the business combination entered into during the first quarter of fiscal year 2026.

Management performed a review of events subsequent to September 27, 2025, the date of the Business’s latest Combined Balance Sheet, through December 23, 2025, the date the Combined Financial Statements were issued and determined that there were no other such events requiring recognition or disclosure in the Combined Financial Statements.

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